Exhibit 1.1

Execution Copy

2,750,000 Shares*

KVH INDUSTRIES, INC.

Common Stock

UNDERWRITING AGREEMENT

February 9, 2004

NEEDHAM & COMPANY, INC.
SG COWEN SECURITIES CORPORATION
RAYMOND JAMES & ASSOCIATES, INC.
C.E. UNTERBERG, TOWBIN
   As Representatives of the several Underwriters
   c/o Needham & Company, Inc.
   445 Park Avenue
   New York, New York 10022

Ladies and Gentlemen:

     KVH Industries, Inc., a Delaware corporation (the “Company”), proposes to issue and sell 2,750,000 shares (the “Firm Shares”) of the Company’s Common Stock, $0.01 par value per share (the “Common Stock”), to you and to the several other Underwriters, if any, named in Schedule I hereto (collectively, the “Underwriters”), for whom you are acting as representatives (the “Representatives”). The Company has also agreed to grant to you and the other Underwriters, if any, an option (the “Option”) to purchase up to an additional 412,500 shares of Common Stock, on the terms and for the purposes set forth in Section 1(b) (the “Option Shares”). The Firm Shares and the Option Shares are referred to collectively herein as the “Shares.”

     The Company confirms as follows its agreement with the Representatives and the other Underwriters, if any.

*	Plus an option to purchase up to an additional 412,500 shares to cover over-allotments.

     1. Agreement to Sell and Purchase.

     (a) On the basis of the representations, warranties and agreements of the Company herein contained and subject to all the terms and conditions of this Agreement, (i) the Company agrees to issue and sell the Firm Shares to the several Underwriters and (ii) each of the Underwriters, severally and not jointly, agrees to purchase from the Company the respective number of Firm Shares set forth opposite that Underwriter’s name in Schedule I hereto, at the purchase price of $17.73 for each Firm Share.

     (b) Subject to all the terms and conditions of this Agreement, the Company grants the Option to the several Underwriters to purchase, severally and not jointly, up to 412,500 Option Shares at the same price per share as the Underwriters shall pay for the Firm Shares. The Option may be exercised only to cover over-allotments in the sale of the Firm Shares by the Underwriters and may be exercised in whole or in part at any time (but not more than once) on or before the 30th day after the date of the Prospectus (as defined in Section 3(a)) upon written or telegraphic notice (the “Option Shares Notice”) by the Representatives to the Company no later than 12:00 noon, New York City time, at least two and no more than five business days before the date specified for closing in the Option Shares Notice (the “Option Closing Date”), setting forth the aggregate number of Option Shares to be purchased and the time and date for such purchase. On the Option Closing Date, the Company will issue and sell to the Underwriters the number of Option Shares set forth in the Option Shares Notice, and each Underwriter will purchase such percentage of the Option Shares as is equal to the percentage of Firm Shares that such Underwriter is purchasing, as adjusted by the Representatives in such manner as they deem advisable to avoid fractional shares.

     2. Delivery and Payment. Delivery of the Firm Shares shall be made to the Representatives through the facilities of the Depository Trust Company (“DTC”) for the accounts of the Underwriters against payment of the purchase price by wire transfer payable in same-day funds to an account specified in writing by the Company to Needham & Company, Inc. at least two business days in advance, at 10:00 a.m., New York City time, on the third (or, if the purchase price set forth in Section 1(b) hereof is determined after 4:30 p.m., Washington D.C. time, the fourth) business day following the commencement of the offering contemplated by this Agreement, or at such time on such other date, not later than seven business days after the date of this Agreement, as may be agreed upon by the Company and the Representatives (such date is hereinafter referred to as the “Closing Date”).

     To the extent the Option is exercised, delivery of the Option Shares against payment by the Underwriters (in the manner specified above) will take place as specified above for the Closing Date at the time and date (which may be the Closing Date) specified in the Option Shares Notice.

     All documents to be delivered at the Closing Date or the Option Closing Date, as the case may be, by or on behalf of the parties hereto pursuant to Section 5 hereof, will be delivered at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., One Financial Center, Boston, Massachusetts 02111, no later than 10:00 a.m. on the Closing Date or the Option Closing Date, as the case may be.

     Certificates evidencing the Shares shall be in definitive form and shall be registered in such names and in such denominations as the Representatives shall request at least two business days prior to the Closing Date or the Option Closing Date, as the case may be, by written notice to the Company. For the purpose of expediting the checking and packaging of certificates for the Shares, the Company agrees to make such certificates available for inspection at least 24 hours prior to the Closing Date or the Option Closing Date, as the case may be, at the offices of DTC or its designated custodian.

     The cost of original issue tax stamps and other transfer taxes, if any, in connection with the issuance and delivery of the Firm Shares and Option Shares by the Company to the respective Underwriters shall be borne by the Company. The Company will pay and save each Underwriter and any subsequent holder of the Shares harmless from any and all liabilities with respect to or resulting from any failure or delay in paying federal and state stamp and other transfer taxes, if any, which may be payable or determined to be payable in connection with the original issuance or sale to such Underwriter of the Shares.

     3. Representations and Warranties of the Company. The Company represents, warrants and covenants to each Underwriter that:

     (a) The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-110802) (the “Initial Registration Statement”), under the provisions of the Securities Act of 1933, as amended (the “Act”), and the rules and regulations of the Commission thereunder (collectively, the “Rules and Regulations”). The Initial Registration Statement contains a form of prospectus, dated December 5, 2003 (the “Base Prospectus”), to be used in connection with the offering and sale of the Shares. On January 22, 2004, the Company prepared and filed with the Commission a preliminary prospectus supplement dated January 21, 2004, together with the Base Prospectus, in accordance with the provisions of Rule 424(b) of the Rules and Regulations. Promptly after execution and delivery of this Agreement, the Company will prepare and file a final prospectus supplement, together with the Base Prospectus, in accordance with the provisions of Rule 424(b) of the Rules and Regulations. As used herein, the term “Registration Statement” means the Initial Registration Statement at the time it became effective (the “Effective Date”), as amended by the most recent post-effective amendment thereto filed or deemed filed prior to the execution and delivery of this Agreement, including any supplements thereto and all documents incorporated by reference therein, financial statements and all exhibits and schedules thereto, and any information deemed to be a part thereof as of the date hereof pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act Rules and Regulations”). The term Registration Statement shall also include any registration statement relating to the offering contemplated by this Agreement and filed pursuant to Rule 462(b) of the Rules and Regulations. As used herein, the term “preliminary prospectus” means the Base Prospectus as supplemented by the preliminary prospectus supplement, including all documents incorporated or deemed incorporated by reference therein pursuant to the Act, the Rules and Regulations, the Exchange Act or the Exchange Act Rules and Regulations, as furnished to the Underwriters for use in connection with the offering of Shares. As used herein, the term “Prospectus” shall mean the Base Prospectus as supplemented by the final prospectus supplement, including all documents incorporated or deemed incorporated by reference therein pursuant to the Act, the Rules and

Regulations, the Exchange Act or the Exchange Act Rules and Regulations, in the form first used by the Underwriters to confirm sales of the Shares.

     Any reference herein to the terms “amend,” “amendment,” “amended,” “supplement” or “supplemented” with respect to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to refer to and include the filing of any document under the Act or the Exchange Act, after the Effective Date, the date of any preliminary prospectus or the date of the Prospectus, as the case may be, and deemed to be incorporated therein by reference. All references in this Agreement to financial statements and schedules and other information which is “contained,” “included,” “set forth,” “described” or “stated” in the Registration Statement or the Prospectus shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement, the preliminary prospectus or the Prospectus, as the case may be.

     (b) The Registration Statement has been declared effective by the Commission under the Act, and any Registration Statement filed under Rule 462(b) shall become effective immediately upon the filing thereof. The Company has complied with all requests of the Commission for additional or supplemental information. At the time the Initial Registration Statement was filed and at the time any post-effective amendment thereto was filed or deemed to be filed, the Company was qualified and eligible under the requirements of Form S-3 to file the Registration Statement on Form S-3 and the Company has complied with the requirements of Rule 415 with respect thereto. No order preventing or suspending the use of any preliminary prospectus has been issued by the Commission, and no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued, and to the Company’s knowledge no proceeding for that purpose has been initiated or threatened by the Commission. The preliminary prospectus and Prospectus, when filed, complied in all material respects with the Act and, when filed by electronic transmission pursuant to EDGAR, were identical in all material respects to the respective copies thereof delivered to the Representatives for use in connection with the offer and sale of the Shares. Each of the Registration Statement and any registration statements filed pursuant to Rule 462(b), and any post-effective amendment thereto, at the time it became or becomes effective and on the Closing Date and the Option Closing Date, complied and will comply in all material respects with the Act and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The preliminary prospectus and the Prospectus, each as amended or supplemented, as of its date or dates and on the Closing Date and the Option Closing Date, did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The foregoing representations and warranties in this Section 3(b) do not apply to any statements or omissions made in reliance on and in conformity with information relating to any Underwriter furnished in writing to the Company by the Representatives specifically for inclusion in the Registration Statement, any preliminary prospectus or the Prospectus or any amendment or supplement thereto. The Company acknowledges that the statements set forth in the second, ninth, tenth, eleventh and twelfth paragraphs under the heading “Underwriting” in the preliminary prospectus and the Prospectus constitute the only information relating to any Underwriter furnished in writing to the Company by the Representatives specifically for inclusion in the Registration Statement.

     (c) The documents that are incorporated by reference in the Registration Statement, the preliminary prospectus and the Prospectus or from which information is so incorporated by reference, when they became or become effective or were or are filed with the Commission, as the case may be, complied or will comply in all material respects with the requirements of the Act or the Exchange Act, as applicable, and the Rules and Regulations or the Exchange Act Rules and Regulations, as applicable; and any documents so filed and incorporated by reference subsequent to the date of this Agreement shall, when they are filed with the Commission, comply in all material respects with the requirements of the Act or the Exchange Act, as applicable, and the Rules and Regulations or the Exchange Act Rules and Regulations, as applicable.

     (d) The Company does not own, and at the Closing Date and, if later, the Option Closing Date, will not own, directly or indirectly, any shares of stock or any other equity or long-term debt securities of any corporation or have any equity interest in any corporation, firm, partnership, joint venture, association or other entity, other than KVH Europe A/S (the “Subsidiary”). Each of the Company and its Subsidiary is, and at the Closing Date and, if later, the Option Closing Date, will be, a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. Each of the Company and its Subsidiary has, and at the Closing Date and, if later, the Option Closing Date, will have, full power and authority to conduct its business as described in the Registration Statement and Prospectus and to own or lease the assets owned or leased by it as described in the Registration Statement and Prospectus. Each of the Company and its Subsidiary is, and at the Closing Date and, if later, the Option Closing Date, will be, duly licensed or qualified to do business and in good standing as a foreign corporation in all jurisdictions in which the nature of the activities conducted by it or the character of the assets owned or leased by it makes such license or qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not materially and adversely affect the Company and its Subsidiary, taken as a whole, or their businesses, properties, business prospects, conditions (financial or other) or results of operations, taken as a whole (such effect is referred to herein as a “Material Adverse Effect”). All of the outstanding shares of capital stock of the Subsidiary have been duly authorized and validly issued and are fully paid and nonassessable, and owned by the Company free and clear of all claims, liens, charges and encumbrances, except as set forth in the Amended and Restated Credit and Security Agreement dated as of July 17, 2003 by and among the Company, Fleet Capital Corporation and Fleet National Bank; there are no securities outstanding that are convertible into or exercisable or exchangeable for capital stock of the Subsidiary. The Company and its Subsidiary are not, and at the Closing Date and, if later, the Option Closing Date, will not be, engaged in any discussions or a party to any agreement or understanding, written or oral, regarding the acquisition of an interest in any corporation, firm, partnership, joint venture, association or other entity where such discussions, agreements or understandings would require amendment to the Registration Statement pursuant to applicable securities laws. Complete and correct copies of the certificate of incorporation and of the by-laws of the Company and of the applicable charter or organizational documents of the Subsidiary and all amendments thereto have been made available to the Representatives, and no changes therein will be made subsequent to the date hereof and prior to the Closing Date or, if later, the Option Closing Date.

     (e) The Company has authorized, issued and outstanding capital stock as set forth under the caption “Capitalization” in the Prospectus as of the date set forth therein. All of the outstanding shares of capital stock of the Company have been duly authorized, validly issued and are fully paid and nonassessable and were issued in compliance with all applicable state and federal securities laws; the Shares have been duly authorized and when issued and paid for as contemplated herein will be validly issued, fully paid and nonassessable; no preemptive or similar rights exist with respect to any of the Shares or the issue and sale thereof. The description of the capital stock of the Company in the Registration Statement and the Prospectus is, and at the Closing Date and, if later, the Option Closing Date, will be, complete and accurate in all material respects. Except as set forth in the Prospectus and except for the future grant of stock options or other rights to acquire shares of Common Stock pursuant to the Company’s stock option and stock purchase plans set forth in the Prospectus, the Company does not have outstanding, and at the Closing Date and, if later, the Option Closing Date, will not have outstanding, any options to purchase, or any rights or warrants to subscribe for, or any securities or obligations convertible into, or any contracts or commitments to issue or sell, any shares of capital stock, or any such warrants, convertible securities or obligations. The certificates evidencing the Shares have been duly authorized for issuance by the Company and, when issued on the Closing Date or, if later, the Option Closing Date, will be in due and proper legal form.

     (f) The financial statements and schedules included in the Registration Statement and the Prospectus present fairly the financial condition of the Company and its consolidated Subsidiary as of the respective dates thereof and the results of operations and cash flows of the Company and its consolidated Subsidiary for the respective periods covered thereby, all in conformity with generally accepted accounting principles in the United States applied on a consistent basis throughout the entire period involved, except as otherwise disclosed in the Prospectus. No other financial statements or schedules of the Company are required by the Act, the Exchange Act, the Rules and Regulations or the Exchange Act Rules and Regulations to be included in the Registration Statement or the Prospectus. KPMG LLP (the “Accountants”), who have reported on such financial statements and schedules, are independent accountants with respect to the Company as required by the Act, the Exchange Act, the Rules and Regulations and Exchange Act the Rules and Regulations. The summary and selected financial data included in the Registration Statement present fairly the information shown therein and have been compiled on a basis consistent with the audited financial statements presented in the Registration Statement.

     (g) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus and prior to or on the Closing Date and, if later, the Option Closing Date, except as set forth in or contemplated by the Registration Statement and the Prospectus, (i) there has not been and will not have been any change in the capitalization of the Company (other than in connection with the grant or exercise of options or other rights to purchase the Company’s Common Stock pursuant to the Company’s stock option or stock purchase plans from the shares reserved therefor as described in the Registration Statement), or any Material Adverse Effect arising for any reason whatsoever, (ii) neither the Company nor its Subsidiary has incurred nor will either of them incur, except in the ordinary course of business as described in the Prospectus, any material liabilities or obligations, direct or contingent, nor has the Company or its Subsidiary entered into nor will either of them enter into, except in the ordinary course of business as described in the Prospectus, any material transactions other than pursuant to this Agreement and the transactions referred to herein and (iii) the Company has not and will not have paid or declared any dividends or other distributions of any kind on any class of its capital stock.

     (h) The Company is not, will not become as a result of the transactions contemplated hereby, and will not conduct its business in a manner that would cause it to become, an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended.

     (i) Except as set forth in the Registration Statement and the Prospectus, there are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company, its Subsidiary or any of their officers in their capacity as such, nor any basis therefor known to the Company, before or by any federal or state court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, wherein an unfavorable ruling, decision or finding might reasonably be expected to have a Material Adverse Effect.

     (j) Each of the Company and its Subsidiary has, and at the Closing Date and, if later, the Option Closing Date, will have, performed all the obligations required to be performed by it, and is not, and at the Closing Date, and, if later, the Option Closing Date, will not be, in default, under any contract or other instrument to which it is a party or by which its property is bound or affected, except where such failures to perform and such defaults would not reasonably be expected to have a Material Adverse Effect. To the knowledge of the Company, no other party under any contract or other instrument to which it or its Subsidiary is a party is in default in any respect thereunder, which default might reasonably be expected to have a Material Adverse Effect. Neither the Company nor its Subsidiary is, and at the Closing Date and, if later, the Option Closing Date, will be, in violation of any provision of its certificate of incorporation or by-laws or other charter or organizational documents, as applicable.

     (k) No consent, approval, authorization or order of, or any filing or declaration with, any court or governmental agency or body is required for the consummation by the Company of the transactions on its part contemplated herein, except (1) such as have been obtained or made under the Act or the Rules and Regulations, (2) such as may be required under state securities or Blue Sky laws and (3) such as may be required under the rules of the Nasdaq Stock Market, Inc. or the by-laws and rules of the National Association of Securities Dealers, Inc.

     (l) The Company has full corporate power and authority to enter into this Agreement. This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with the terms hereof, except as rights to indemnification or contribution hereunder may be limited by applicable law and except as the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles. No further approval or authority of stockholders or the Board of Directors of the Company will be required for the issuance and sale of the Shares as contemplated herein. Except as set forth in the Amended and Restated Credit and Security Agreement dated as of July 17, 2003 by and among the Company, Fleet Capital Corporation and Fleet National Bank, the performance of this Agreement and the consummation of the transactions contemplated hereby will not result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of the Company pursuant to the terms or provisions of, or result in a breach or violation of any of the terms or provisions of, or conflict with or constitute a default under, or give any party a right to terminate any of its obligations under, or result in the acceleration of any obligation under, the certificate of incorporation or by-laws of the Company or charter or other organizational documents of its Subsidiary, any indenture, mortgage, deed of trust, voting trust agreement, loan agreement, bond, debenture, note agreement or other evidence of indebtedness, lease, contract or other agreement or instrument to which the Company or its Subsidiary is a party or by which the Company, its Subsidiary or any of their properties is bound or affected, or violate or conflict with any judgment, ruling, decree, order, statute, rule or regulation of any court or other governmental agency or body applicable to the business or properties of the Company or its Subsidiary.

     (m) The Company and its Subsidiary have good and marketable title to all properties and assets described in the Prospectus as owned by them, free and clear of all liens, charges, encumbrances or restrictions, except such as are made pursuant to the Amended and Restated Credit and Security Agreement dated as of July 17, 2003 by and among the Company, Fleet Capital Corporation and Fleet National Bank, and except such as are described in the Prospectus or are not material to the business of the Company and its Subsidiary taken as a whole. The Company and its Subsidiary have valid, subsisting and enforceable leases for the properties described in the Prospectus as leased by them. The Company and its Subsidiary own or lease all such properties as are necessary to their operations as now conducted or as proposed to be conducted, except where the failure to so own or lease would not have a Material Adverse Effect.

     (n) There is no document, contract, permit or instrument of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement that is not described or filed as required. All such contracts to which the Company or its Subsidiary is a party have been duly authorized, executed and delivered by the Company or such Subsidiary, constitute valid and binding agreements of the Company or such Subsidiary and are enforceable against and by the Company or such Subsidiary in accordance with the terms thereof, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

     (o) No statement, representation, warranty or covenant made by the Company in this Agreement or made in any certificate or document required by this Agreement to be delivered to the Representatives was or will be, when made, inaccurate, untrue or incorrect.

     (p) The Company has not distributed and will not distribute prior to the later of (i) the Closing Date or, if later, the Option Closing Date, and (ii) completion of the distribution of the Shares, any offering material in connection with the offering and sale of the Shares other than any preliminary prospectuses, the Prospectus, the Registration Statement and other materials, if any, permitted by the Act and the Rules and Regulations. Neither the Company nor any of its directors or officers has taken, directly or indirectly, any action designed, or that might reasonably be expected, to cause or result, under the Act or otherwise, in, or that has constituted, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

     (q) No holder of securities of the Company has rights to the registration of any securities of the Company because of the filing of the Registration Statement, which rights have not been waived by the holder thereof as of the date hereof.

     (r) The Common Stock (including the Shares) is registered pursuant to Section 12(g) of the Exchange Act and is listed on the Nasdaq National Market (the “NNM”), and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the NNM, nor has the Company received any notification that the Commission or The Nasdaq Stock Market, Inc. is contemplating terminating such registration or listing. The Company has filed a Notification Form: Listing of Additional Shares with The Nasdaq Stock Market, Inc. with respect to the listing of the Shares on the NNM.

     (s) Except as disclosed in or specifically contemplated by the Prospectus (i) each of the Company and its Subsidiary owns or has adequate rights to use all trademarks, trade names, domain names, patents, patent rights, mask works, copyrights, technology, know-how (including trade secrets and other unpatented or unpatentable proprietary or confidential information, systems or procedures), service marks, trade dress rights, and other intellectual property (collectively, “Intellectual Property”) and has such other licenses, approvals and governmental authorizations, in each case, sufficient to conduct its business as now conducted and as now proposed to be conducted, except for such Intellectual Property, licenses, approvals and government authorizations for which the lack of ownership, rights to use or other possession would not have a Material Adverse Effect, and, to the Company’s knowledge, none of the foregoing Intellectual Property rights owned or licensed by the Company or its Subsidiary is invalid or unenforceable, (ii) the Company has no knowledge of any infringement by it or its Subsidiary of Intellectual Property rights of others, where such infringement will or could reasonably be expected to have a Material Adverse Effect, (iii) except with respect to third-party products that are not commercially available on the date hereof, the Company is not aware of any infringement, misappropriation or violation by others of, or conflict by others with rights of the Company or its Subsidiary with respect to, any Intellectual Property, (iv) there is no claim being made against the Company or its Subsidiary or, to the knowledge of the Company, any employee of the Company or its Subsidiary, regarding Intellectual Property or other infringement that will or could reasonably be expected to have a Material Adverse Effect, and (v) neither the Company nor its Subsidiary has received any notice of infringement with respect to any patent or any notice challenging the validity, scope or enforceability of any Intellectual Property owned by or licensed to the Company or its Subsidiary, in each case the loss of which patent or Intellectual Property (or loss of rights thereto) would have a Material Adverse Effect.

     (t) Each of the Company and its Subsidiary has filed all federal, state, local and foreign income tax returns that have been required to be filed or has obtained an extension of the filing date and has paid all taxes and assessments received by it to the extent that such taxes or assessments have become due, except for such taxes and assessments which the Company or its Subsidiary is contesting in good faith in the ordinary course of business. Neither the Company nor its Subsidiary has any tax deficiency that has been or, to the knowledge of the Company, might be asserted or threatened against it that will or could reasonably be expected to have a Material Adverse Effect.

     (u) Each of the Company and its Subsidiary owns or possesses all authorizations, approvals, orders, licenses, registrations, other certificates and permits of and from all governmental regulatory officials and bodies, necessary to conduct their respective businesses as contemplated in the Prospectus, except where the failure to own or possess all such authorizations, approvals, orders, licenses, registrations, certificates and permits would not have a Material Adverse Effect. There is no proceeding pending or, to the knowledge of the Company threatened (or any basis therefor known to the Company) that may cause any such authorization, approval, order, license, registration, certificate or permit to be revoked, withdrawn, cancelled, suspended or not renewed; and each of the Company and its Subsidiary is conducting its business in compliance with all laws, rules and regulations applicable thereto (including, without limitation, all applicable federal, state, local and foreign environmental laws and regulations), except where such noncompliance would not have a Material Adverse Effect.

     (v) Each of the Company and its Subsidiary maintains insurance of the types and in the amounts generally deemed adequate for its business, including, but not limited to, insurance covering real and personal property owned or leased by the Company and its Subsidiary against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, all of which insurance is in full force and effect.

     (w) Neither the Company nor its Subsidiary has nor, to the Company’s knowledge, has any of their respective employees or agents at any time during the last five years (i) made any unlawful contribution to any candidate for foreign office, or failed to disclose fully any contribution in violation of law, or (ii) made any payment to any federal or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof.

     (x) Each of the Company and its Subsidiary maintains systems of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of the Company’s consolidated financial statements in accordance with generally accepted accounting principles in the United States and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

     (y) Other than as contemplated by this Agreement, the Company has not incurred any liability for any finder’s or broker’s fee or agent’s commission in connection with the execution and delivery of this Agreement or the consummation of the transaction contemplated hereby.

     (z) The Company is in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002 and related Rules and Regulations and Exchange Act Rules and Regulations of the Commission that are effective as of the date of this Agreement and will be in compliance in all material respects with all such provisions, rules and regulations that are effective as of the Closing Date or, if later, the Option Closing Date.

     (aa) The Company has established and maintains disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act), and such disclosure controls and procedures are effective in timely alerting the Company’s chief executive officer and chief financial officer to material information relating to the Company, including its Subsidiary, required to be included in the Company’s periodic filings with the Commission. The Company has utilized such disclosure controls and procedures in preparing and evaluating the disclosures in the Registration Statement and Prospectus. There have been no significant changes in internal control over financial reporting (as defined in Rule 13a-15(f) under the Exchange Act) since the date of the most recent evaluation of the Company’s disclosure controls and procedures.

     4. Agreements of the Company. The Company covenants and agrees with the several Underwriters as follows:

     (a) Immediately following the execution of this Agreement, the Company will prepare, in a form approved by the Underwriters, a final prospectus supplement containing the public offering price and other selling terms of the Shares, the plan of distribution thereof and such other information as may be required by the Act and the Rules and Regulations and will file such final prospectus supplement with the Commission pursuant to and in accordance with Rule 424(b) within the time period required by Rule 424(b). The Company will not thereafter during such period as the Prospectus is required by law to be delivered in connection with sales of the Shares by an Underwriter or dealer, file any amendment or supplement to the Registration Statement or the Prospectus, unless a copy thereof shall first have been submitted to the Representatives within a reasonable period of time prior to the filing thereof and the Representatives shall not have reasonably and promptly objected thereto in good faith.

     (b) The Company will notify the Representatives promptly, and will confirm in writing, (i) when any post-effective amendment to the Registration Statement becomes effective, (ii) of any request by the Commission for amendments or supplements to the Registration Statement or the Prospectus or for additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose or the threat thereof, (iv) of the happening of any event during the period mentioned in the second sentence of Section 4(e) that in the judgment of the Company makes any statement made in the Registration Statement or the Prospectus untrue or that requires the making of any changes in the Registration Statement or the Prospectus in order to make the statements therein, in the light of the circumstances in which they are made, not misleading and (v) of receipt by the Company or any representative or attorney of the Company of any other communication from the Commission relating to the Company, the Registration Statement, any preliminary prospectus or the Prospectus. If at any time the Commission shall issue any order suspending the effectiveness of the Registration Statement, the Company will use commercially reasonable efforts to obtain the withdrawal of such order at the earliest possible moment. If the Underwriters are advised that the effectiveness of the Registration Statement has been suspended or that any amendment to the Registration Statement or the Prospectus is required, the Underwriters shall immediately cease use of the Prospectus. If the Company elects to rely upon Rule 462(b) under the Act, the Company shall file a registration statement under Rule 462(b) with the Commission in compliance with Rule 462(b) promptly after the execution of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for such Rule 462(b) registration statement or give irrevocable instructions for the payment of such fee pursuant to the Rules and Regulations.

     (c) The Company will furnish to each Representative, without charge, a copy of one signed copy of each of the Registration Statement and of any pre- or post-effective amendment thereto, including financial statements and schedules, and all exhibits thereto and will furnish to the Representatives, without charge, for transmittal to each of the other Underwriters, a copy of the Registration Statement and any pre- or post-effective amendment thereto, including financial statements and schedules but without exhibits.

     (d) The Company will comply with all the provisions of any undertakings contained in the Registration Statement.

     (e) From time to time, the Company will deliver to each of the Underwriters, without charge, as many copies of the preliminary prospectus, the Prospectus or any amendment or supplement thereto as the Representatives may reasonably request. The Company consents to the use of the preliminary prospectus, the Prospectus or any amendment or supplement thereto by the Underwriters and by all dealers to whom the Shares may be sold, both in connection with the offering or sale of the Shares and for any period of time thereafter during which the Prospectus is required by law to be delivered in connection therewith. If during such period of time any event shall occur that in the reasonable judgment of the Company, counsel to the Company or counsel to the Underwriters should be set forth in the Prospectus in order to make any statement therein, in the light of the circumstances under which it was made, not misleading, or if it is necessary to supplement or amend the Prospectus to comply with law, the Company will forthwith prepare and duly file with the Commission an appropriate supplement or amendment thereto, and will deliver to each of the Underwriters, without charge, such number of copies of such supplement or amendment to the Prospectus as the Representatives may reasonably request. Before the termination of the offering of the Shares by the Underwriters, the Company will not file under the Exchange Act or the Exchange Act Rules and Regulations any document that would be deemed to be incorporated by reference into the Prospectus unless a copy thereof shall first have been submitted to the Representatives within a reasonable period of time prior to the filing thereof and the Representatives shall not have reasonably and promptly objected thereto in good faith.

     (f) Prior to any public offering of the Shares, the Company will cooperate with the Representatives and counsel to the Underwriters in connection with the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives may request; provided, that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to general service of process in any jurisdiction where it is not now so subject.

     (g) The Company will, so long as required under the Rules and Regulations, furnish to its stockholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries, if any, certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the first such fiscal quarter ending after the effective date of the Registration Statement), consolidated summary financial information of the Company and its subsidiaries, if any, for such quarter in reasonable detail.

     (h) During the period of five years commencing on the Effective Date, the Company will furnish to the Representatives and each other Underwriter who may so request copies of such financial statements and other periodic and special reports as the Company may from time to time distribute generally to the holders of any class of its capital stock, and will furnish to the Representatives and each other Underwriter who may so request a copy of each annual or other report it shall be required to file with the Commission.

     (i) The Company will make generally available to holders of its securities as soon as may be practicable, but in no event later than the Availability Date (as defined below), an earning statement (which need not be audited but shall be in reasonable detail) covering a period of 12 months commencing after the “effective date of the registration statement” (as defined in Rule 158 of the Act) that will satisfy the provisions of Section 11(a) of the Act (including Rule 158 of the Act). For the purpose of the preceding sentence, “Availability Date” means the 40th day after the end of the fourth fiscal quarter following the fiscal quarter that includes such effective date, except that if such fourth fiscal quarter is the last quarter of the Company’s fiscal year, “Availability Date” means the 75th day after the end of such fourth fiscal quarter.

     (j) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay or reimburse if paid by the Representatives all costs and expenses incident to the performance of the obligations of the Company under this Agreement and in connection with the transactions contemplated hereby, including but not limited to costs and expenses of or relating to (i) the preparation, printing and filing of the Registration Statement and exhibits to it, each preliminary prospectus, Prospectus and any amendment or supplement to the Registration Statement or Prospectus, (ii) the preparation and delivery of certificates representing the Shares, (iii) the printing of this Agreement, the Agreement Among Underwriters, any Selected Dealer Agreements, any Underwriters’ Questionnaires, any Underwriters’ Powers of Attorney, and any invitation letters to prospective Underwriters, (iv) furnishing (including costs of shipping and mailing) such copies of the Registration Statement, the Prospectus and any preliminary prospectus, and all amendments and supplements thereto, as may be requested for use in connection with the offering and sale of the Shares by the Underwriters or by dealers to whom Shares may be sold, (v) the listing of the Shares on the NNM, (vi) any filings required to be made by the Underwriters with the NASD, and the reasonable fees, disbursements and other charges of counsel for the Underwriters in connection therewith, (vii) the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions designated pursuant to Section 4(f), including the reasonable fees, disbursements and other charges of counsel to the Underwriters in connection therewith, and the preparation and printing of preliminary, supplemental and final Blue Sky memoranda, (viii) fees, disbursements and other charges of counsel to the Company (but not those of counsel for the Underwriters, except as otherwise provided herein), (ix) the transfer agent for the Shares, and (x) any travel expenses of the Company’s officers, directors and employees and any other expenses of the Company in connection with attending or hosting meetings with prospective purchasers of the Shares.

     (k) The Company will not at any time, directly or indirectly, take any action designed, or that might reasonably be expected, to cause or result in, or that will constitute, stabilization of the price of the shares of Common Stock to facilitate the sale or resale of any of the Shares.

     (l) The Company will apply the net proceeds from the offering and sale of the Shares to be sold by the Company in the manner set forth in the Prospectus under “Use of Proceeds.”

     (m) During the period beginning from the date hereof and continuing to and including the date 90 days after the date of the Prospectus, without the prior written consent of Needham & Company, Inc., the Company will not (1) offer, sell, contract to sell, pledge, grant options, warrants or rights to purchase, or otherwise dispose of any equity securities of the Company or any other securities convertible into or exchangeable for its Common Stock or other equity security (other than (A) the issuance of options or Common Stock pursuant to stock option, stock purchase or other employee benefit plans disclosed in the Prospectus or (B) pursuant to the conversion of convertible securities or the exercise of warrants in each case outstanding on the date of this Agreement and disclosed in the Prospectus), or (2) except as permitted under clause (1) above, enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of shares of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise.

     (n) During the period of 90 days after the date of the Prospectus (the “Period”), the Company will not, without the prior written consent of Needham & Company, Inc., (i) grant options to purchase shares of Common Stock at a price less than the fair market value of the Common Stock at the time of the grant or (ii) except as permitted under clause (1) of paragraph (m) above, grant options to purchase shares of Common Stock that become exercisable during the Period. During the Period, the Company will not file with the Commission or cause to become effective any registration statement (other than registration statements on Form S-8 or Form S-4 (or successor forms)) relating to any securities of the Company without the prior written consent of Needham & Company, Inc.

     (o) The Company will cause each of its executive officers and directors to enter into lock-up agreements with the Representatives to the effect that they will not, without the prior written consent of Needham & Company, Inc., sell, contract to sell or otherwise dispose of any shares of Common Stock or rights to acquire such shares according to the terms set forth in Schedule II hereto, with such changes or modifications as may be acceptable to Needham & Company, Inc. in its sole discretion.

     5. Conditions of the Obligations of the Underwriters. The obligations of each Underwriter hereunder are subject to the following conditions:

     (a) All filings required by Rule 424 of the Rules and Regulations shall have been made. If the Company has elected to rely upon Rule 462(b), the registration statement filed under Rule 462(b) shall have become effective promptly after the execution of this Agreement.

     (b) (i) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall be pending or threatened by the Commission, (ii) no order suspending the effectiveness of the Registration Statement or the qualification or registration of the Shares under the securities or Blue Sky laws of any jurisdiction shall be in effect, and no proceeding for such purpose shall be pending before or threatened or contemplated by the Commission or the authorities of any such jurisdiction,

(iii) any request for additional information on the part of the staff of the Commission or any such authorities shall have been complied with to the satisfaction of the staff of the Commission or such authorities, (iv) after the date hereof no amendment or supplement to the Registration Statement or the Prospectus shall have been filed unless a copy thereof was first submitted to the Representatives and the Representatives shall not have reasonably and promptly objected thereto in good faith, and (v) the Representatives shall have received certificates, dated the Closing Date and, if later, the Option Closing Date, and signed by the Chief Executive Officer and the Chief Financial Officer of the Company (who may, as to proceedings threatened, rely upon their knowledge), to the effect of clauses (i), (ii) and (iii) of this paragraph.

     (c) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, (i) there shall not have been a material adverse change in the general affairs, business, business prospects, properties, management, condition (financial or otherwise) or results of operations of the Company or its Subsidiary, whether or not arising from transactions in the ordinary course of business, in each case other than as described in or contemplated by the Registration Statement and the Prospectus, and (ii) the Company shall not have sustained any material loss or interference with its business or properties from fire, explosion, flood or other casualty, whether or not covered by insurance, or from any labor dispute or any court or legislative or other governmental action, order or decree, which is not described in the Registration Statement and the Prospectus, if in the judgment of the Representatives any such development makes it impracticable or inadvisable to consummate the sale and delivery of the Shares by the Underwriters at the public offering price.

     (d) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, there shall have been no litigation or other proceeding instituted against the Company, its Subsidiary, or any of its or their officers or directors in their capacities as such, before or by any federal, state or local court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, in which litigation or proceeding an unfavorable ruling, decision or finding would, in the judgment of the Representatives, have a Material Adverse Effect or if, in the judgment of the Representatives, any such development makes it impracticable or inadvisable to consummate the sale and delivery of the Shares by the Underwriters at the public offering price.

     (e) Each of the representations and warranties of the Company contained herein shall be true and correct in all respects (in the case of any representation and warranty containing a materiality or Material Adverse Effect qualification) or in all material respects (in the case of all other representations and warranties) at the Closing Date and, with respect to the Option Shares, at the Option Closing Date, and all covenants and agreements contained herein to be performed on the part of the Company and all conditions contained herein to be fulfilled or complied with by the Company at or prior to the Closing Date and, with respect to the Option Shares, at or prior to the Option Closing Date, shall have been duly performed, fulfilled or complied with in all material respects.

     (f) The Representatives shall have received an opinion, dated the Closing Date and, with respect to the Option Shares, the Option Closing Date, satisfactory in form and substance to the Representatives and counsel for the Underwriters, from Foley Hoag LLP, counsel to the Company, with respect to the following matters:

     (i) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware; has full corporate power and authority to conduct its business as described in the Registration Statement and Prospectus and to own or lease the assets owned or leased by it as described in the Registration Statement and Prospectus; and is duly licensed or qualified to do business and is in good standing as a foreign corporation in the States of Illinois and Rhode Island.

     (ii) The Shares have been duly authorized and, when issued and paid for as contemplated by this Agreement, will be validly issued, fully paid and nonassessable; and no preemptive or similar rights exist with respect to any of the Shares or the issue and sale thereof either (A) by operation of the certificate of incorporation or by-laws of the Company or the Delaware General Corporation Law or (B) to the knowledge of such counsel, otherwise.

     (iii) Except for the Subsidiary and except for securities that may be held by the Company from time to time in connection with its cash management practices, to such counsel’s knowledge, the Company does not own or control, directly or indirectly, any shares of stock or any other equity or long-term debt securities of any corporation or have any equity interest in any corporation, firm, partnership, joint venture, association or other entity.

     (iv) The authorized capital stock of the Company consists of 20,000,000 shares of Common Stock, par value $0.01 per share, and 1,000,000 shares of preferred stock, par value $0.01 per share. To such counsel’s knowledge, except as disclosed in or specifically contemplated by the Prospectus, there are no outstanding options, warrants or other rights calling for the issuance of, and no written commitments to issue, any shares of capital stock of the Company or any security convertible into or exchangeable or exercisable for capital stock of the Company. The description of the capital stock of the Company in the Registration Statement and the Prospectus conforms in all material respects to the terms thereof.

     (v) To such counsel’s knowledge, there are no legal or governmental proceedings pending or threatened to which the Company or its Subsidiary is a party or to which any of their respective properties is subject that are required to be described in the Registration Statement or the Prospectus but are not so described.

     (vi) No consent, approval, authorization or order of, or any filing or declaration with, any court or governmental agency or body is required for the consummation by the Company of the transactions on its part contemplated under this Agreement, except (1) such as have been obtained or made under the Act or the Rules and Regulations, (2) such as may be required under state securities or Blue Sky laws and (3) such as may be required under the rules of the Nasdaq Stock Market, Inc. or the by-laws and rules of the National Association of Securities Dealers, Inc.

     (vii) The Company has full corporate power and authority to enter into this Agreement. The execution and delivery of this Agreement by the Company and the performance by the Company of its obligations hereunder have been duly authorized by all necessary corporate action, and this Agreement has been duly executed and delivered by the Company.

     (viii) The execution and delivery by the Company of this Agreement, the compliance by the Company with all of the terms hereof and the consummation by the Company of the transactions contemplated hereby (A) does not contravene any provision of the Certificate of Incorporation or By-Laws of the Company, (B) to such counsel’s knowledge, will not result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of the Company or its Subsidiary pursuant to the terms and provisions of, result in a breach or violation of any of the terms or provisions of, or constitute a default under, or give any party a right to terminate any of its obligations under, or result in the acceleration of any obligation under, any indenture, mortgage, deed of trust, voting trust agreement, loan agreement, bond, debenture, note agreement or other evidence of indebtedness, lease, contract or other agreement, document or instrument filed as an exhibit to any annual, quarterly or current report incorporated by reference in the Prospectus, except as set forth in the Amended and Restated Credit and Security Agreement dated as of July 17, 2003 by and among the Company, Fleet Capital Corporation and Fleet National Bank, or (C) violate (i) any judgment, ruling, decree or order known to such counsel or (ii) any statute, rule or regulation of any court or other governmental agency or body, known to such counsel to be applicable to the business or properties of the Company or its Subsidiary (other than state securities or Blue Sky laws and the by-laws and rules of the National Association of Securities Dealers, Inc., as to which such counsel need express no opinion).

     (ix) To such counsel’s knowledge, there is no document or contract of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement that is not described or filed or incorporated by reference as required, and each description of such contracts and documents that is contained or incorporated by reference in the Registration Statement and Prospectus fairly presents in all material respects the information required under the Act and the Rules and Regulations.

     (x) The statements under the captions “Risk Factors — Our charter and by-laws and Delaware law may deter takeovers,” and “Description of Capital Stock” in the Prospectus, and under the captions “Proposal II — Summary of the 2003 Option Plan,” “Stock Ownership Information — Stock Option Plans,” and “Stock Ownership Information — Equity Compensation Plans” contained in the Company’s Definitive Proxy Statement for the 2003 Annual Meeting of Stockholders and incorporated by reference in the Prospectus, insofar as the statements constitute a summary of documents referred to therein or matters of law, are accurate summaries and fairly and correctly present, in all material respects, the information called for with respect to such documents and matters (provided, however, that such counsel may rely on representations of the Company with respect to the factual matters contained in such statements, and provided further that such counsel shall state that nothing has come to the attention of such counsel that leads them to believe that such representations are not true and correct in all material respects).

     (xi) The Company is not an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended.

     (xii) The Company has filed a Notification Form: Listing of Additional Shares with The Nasdaq Stock Market, Inc. with respect to the listing of the Shares on the Nasdaq National Market.

     (xiii) To such counsel’s knowledge, no holder of securities of the Company has rights, which have not been waived, to require the Company to register with the Commission shares of Common Stock or other securities, as part of the offering contemplated hereby.

     (xiv) To such counsel’s knowledge, based solely on the oral advice of the staff of the Commission, the Registration Statement has become effective under the Act, and to such counsel’s knowledge, based solely on the oral advice of the staff of the Commission, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or is pending or threatened.

     (xv) The Registration Statement and the Prospectus comply as to form in all material respects with the requirements of the Act and the Rules and Regulations (other than the financial statements, the notes thereto, schedules and other financial and statistical data contained or incorporated by reference in the Registration Statement or the Prospectus, as to which such counsel need express no opinion).

     (xvi) The documents incorporated by reference in the Prospectus (other than the financial statements, the notes thereto, schedules and other financial and statistical data contained therein, as to which such counsel need express no opinion), when they were filed with the Commission, complied as to form in all material respects with the requirements of the Exchange Act and the Exchange Act Rules and Regulations.

     In addition to the matters set forth above, such counsel shall include a statement that it has participated in conferences with officers and other representatives of the Company, representatives of the independent accountants for the Company, representatives of the Underwriters and representatives of counsel for the Underwriters at which the contents of the Registration Statement and the Prospectus and related matters were discussed and, although such counsel is not passing upon (except to the extent specified above) and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus, and (except as specifically set forth in the opinion) has not made any independent confirmation or verification thereof, on the basis of the foregoing (and relying, as to materiality, upon the statements of officers and other representatives of the Company), nothing has come to such counsel’s attention which leads it to believe that the Registration Statement, at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, either as of its date or as of the date of such opinion, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no belief as to the financial statements, the notes thereto, schedules and other financial and statistical data contained or incorporated by reference in the Registration Statement or the Prospectus).

     (g) The Representatives shall have received an opinion, dated the Closing Date and, with respect to the Option Shares, the Option Closing Date, satisfactory in form and substance to the Representatives and counsel for the Underwriters, from Kromann Reumert, Danish counsel to the Company and the Subsidiary.

     (h) The Representatives shall have received an opinion, dated the Closing Date and, with respect to the Option Shares, the Option Closing Date, from Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., counsel to the Underwriters, with respect to such matters as the Representatives shall reasonably request, which opinion shall be satisfactory in all respects to the Representatives.

     (i) Concurrently with the execution and delivery of this Agreement, the Accountants shall have furnished to the Representatives a letter, dated the date of its delivery, addressed to the Representatives and in form and substance satisfactory to the Representatives, confirming that they are independent accountants with respect to the Company and its Subsidiary as required by the Act, the Exchange Act, the Rules and Regulations and the Exchange Act Rules and Regulations and containing the information of the type customarily included in an accountant’s “comfort letter” with respect to certain financial and other statistical and numerical information contained or incorporated by reference in the Registration Statement. At the Closing Date and, as to the Option Shares, the Option Closing Date, the Accountants shall have furnished to the Representatives a letter, dated the date of its delivery, which shall confirm, on the basis of a review in accordance with the procedures set forth in the letter from the Accountants, that nothing has come to their attention during the period from the date of the letter referred to in the prior sentence to a date (specified in the letter) not more than three days prior to the Closing Date or the Option Closing Date, as the case may be, which would require any change in their letter dated the date hereof if it were required to be dated and delivered at the Closing Date or the Option Closing Date, as the case may be.

     (j) At the Closing Date and, as to the Option Shares, the Option Closing Date, there shall be furnished to the Representatives a certificate, dated the date of its delivery, signed by each of the Chief Executive Officer and the Chief Financial Officer of the Company, in form and substance satisfactory to the Representatives, to the effect that:

     (i) Each signer of such certificate has carefully examined the Registration Statement and the Prospectus (including any documents filed under the Exchange Act and deemed to be incorporated by reference into the Prospectus) and (A) as of the date of such certificate, the Registration Statement and the Prospectus are true and correct in all material respects and do not omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading and (B) since the date of the Prospectus, no event has occurred as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     (ii) Each of the representations and warranties of the Company contained in this Agreement were, when originally made, and are, at the time such certificate is delivered, true and correct in all respects (in the case of any representation and warranty containing a materiality or Material Adverse Effect qualification) or in all material respects (in the case of all other representations and warranties).

     (iii) Each of the covenants required to be performed by the Company herein on or prior to the date of such certificate has been duly, timely and fully performed in all material respects and each condition herein required to be satisfied or fulfilled on or prior to the date of such certificate has been duly, timely and fully satisfied or fulfilled in all material respects.

     (k) On or prior to the Closing Date, the Representatives shall have received the executed agreements referred to in Section 4(o).

     (l) The Shares shall be qualified for sale in such jurisdictions as the Representatives may reasonably request (other than jurisdictions that shall require the Company to qualify to do business where it is not now so qualified or to take any action that would subject it to general service of process where it is not now so subject) and each such qualification shall be in effect and not subject to any stop order or other proceeding on the Closing Date or, with respect to the Option Shares, the Option Closing Date.

     (m) Prior to the Closing Date, the Company shall have filed a Notification Form: Listing of Additional Shares with The Nasdaq Stock Market, Inc. with respect to the listing of the Shares on the NNM.

     (n) The Company shall have furnished to the Representatives such certificates, in addition to those specifically mentioned herein, as the Representatives may have reasonably requested as to the accuracy and completeness at the Closing Date and, with respect to the Option Shares, the Option Closing Date of any statement in the Registration Statement or the Prospectus, as to the accuracy at the Closing Date and, with respect to the Option Shares, the Option Closing Date of the representations and warranties of the Company herein, as to the performance by the Company of its obligations hereunder, as to the fulfillment of the conditions concurrent and precedent to the obligations hereunder of the Representatives, or as to any other matter as may be reasonably requested by the Representatives.

     6. Indemnification.

     (a) The Company will indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person, if any, who controls each Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, liabilities, expenses and damages (including any and all investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted), to which they, or any of them, may become subject under the Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, liabilities, expenses or damages arise out of or are based on any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, the Registration Statement or the Prospectus or any amendment or supplement to the Registration Statement or the Prospectus, or the omission or alleged omission to state in such document a material fact required to be stated in it or necessary to make the statements in it not misleading in the light of the circumstances in which they were made, or arise out of or are based in whole or in part on any inaccuracy in the representations and warranties of the Company contained herein or any failure of the Company to perform its obligations hereunder or under law in connection with the transactions contemplated hereby; provided, however, that (i) the Company will not be liable to the extent that such loss, claim, liability, expense or damage arises out of or is based on an untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to any Underwriter furnished in writing to the Company by the Representatives, on behalf of any Underwriter, expressly for inclusion in the Registration Statement, the preliminary prospectus or the Prospectus or any amendment or supplement to the Registration Statement or the Prospectus and (ii) the Company will not be liable to any Underwriter, the directors, officers, employees or agents of such Underwriter or any person controlling such Underwriter with respect to any loss, claim, liability, expense or damage arising out of or based on any untrue statement or omission or alleged untrue statement or omission in the preliminary prospectus that is corrected in the Prospectus if the person asserting any such loss, claim, liability, expense or damage purchased Shares from such Underwriter but was not sent or given a copy of the Prospectus at or prior to the written confirmation of the sale of such Shares to such person and if copies of the Prospectus were timely delivered to such Underwriter pursuant to Section 4(e) hereof. The Company acknowledges that the statements set forth in the second, ninth, tenth, eleventh and twelfth paragraphs under the heading “Underwriting” in the Registration Statement, the preliminary prospectus and the Prospectus constitute the only information relating to any Underwriter furnished in writing to the Company by the Representatives on behalf of the Underwriters expressly for inclusion in the Registration Statement, the preliminary prospectus or the Prospectus. This indemnity will be in addition to any liability that the Company might otherwise have.

     (b) Each Underwriter will indemnify and hold harmless the Company, each director of the Company, each officer of the Company who signs the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, as set forth in Section 6(a), but only insofar as losses, claims, liabilities, expenses or damages arise out of or are based on any untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to any Underwriter furnished in writing to the Company by the Representatives, on behalf of such Underwriter, expressly for use in the Registration Statement, the preliminary prospectus or the Prospectus or any amendment or supplement to the Registration Statement or the Prospectus. The Company acknowledges that the statements set forth in the second, ninth, tenth, eleventh and twelfth paragraphs under the heading “Underwriting” in the Registration Statement, the preliminary prospectus and the Prospectus constitute the only information relating to any Underwriter furnished in writing to the Company by the Representatives on behalf of the Underwriters expressly for inclusion in the Registration Statement, the preliminary prospectus or the Prospectus. This indemnity will be in addition to any liability that each Underwriter might otherwise have.

     (c) Any party that proposes to assert the right to be indemnified under this Section 6 shall, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 6, notify each such indemnifying party in writing of the commencement of such action, enclosing with such notice a copy of all papers served, but the omission so to notify such indemnifying party will not relieve it from any liability that it may have to any indemnified party under the foregoing provisions of this Section 6 unless, and only to the extent that, such omission results in the loss of substantive rights or defenses by the indemnifying party. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable costs of investigation incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (i) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (ii) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (iii) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (iv) the indemnifying party has not in fact employed counsel reasonably satisfactory to the indemnified party to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or proceedings, be liable for the reasonable fees, disbursements and other charges of more than one separate firm at any one time (plus local counsel in each relevant jurisdiction) for all such indemnified party or parties. All such fees, disbursements and other charges will be reimbursed by the indemnifying party promptly as they are incurred. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of such indemnified party. An indemnifying party will not be liable for any settlement of any action or claim effected without its prior written consent (which consent will not be unreasonably withheld or delayed).

     (d) If the indemnification provided for in this Section 6 is applicable in accordance with its terms but for any reason is held to be unavailable to or insufficient to hold harmless an indemnified party under paragraphs (a), (b) and (c) of this Section 6 in respect of any losses, claims, liabilities, expenses and damages referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, but after deducting any contribution received by the Company from persons other than the Underwriters, such as persons who control the Company within the meaning of the Act, officers of the Company who signed the Registration Statement and directors of the Company, who also may be liable for contribution) by such indemnified party as a result of such losses, claims, liabilities, expenses and damages in such proportion as shall be appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand. The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discount received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Company, on the one hand, and the Underwriters, on the other hand, with respect to the statements or omissions that resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering. Such relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Representatives on behalf of the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 6(d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss claim, liability, expense or damage, or action in respect thereof, referred to above in this Section 6(d) shall be deemed to include, for purposes of this Section 6(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 6(d), no Underwriter shall be required to contribute any amount in excess of the underwriting discount received by it and no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute as provided in this Section 6(d) are several in proportion to their respective underwriting obligations and not joint. For purposes of this Section 6(d), any person who controls a party to this Agreement within the meaning of the Act will have the same rights to contribution as that party, and each officer of the Company who signed the Registration Statement will have the same rights to contribution as the Company, subject in each case to the provisions hereof. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against any such party in respect of which a claim for contribution may be made under this Section 6(d), will notify any such party or parties from whom contribution may be sought, but the omission so to notify will not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 6(d). No party will be liable for contribution with respect to any action or claim settled without its written consent (which consent will not be unreasonably withheld).

     (e) The indemnity and contribution agreements contained in this Section 6 and the representations and warranties of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of the Underwriters, (ii) acceptance of any of the Shares and payment therefor or (iii) any termination of this Agreement.

     7. Reimbursement of Certain Expenses. In addition to its other obligations under Section 6(a) of this Agreement, the Company hereby agrees to reimburse the Underwriters on a quarterly basis for all reasonable legal and other expenses incurred in connection with investigating or defending any claim, action, investigation, inquiry or other proceeding arising out of or based upon, in whole or in part, any statement or omission or alleged statement or omission, or any inaccuracy in the representations and warranties of the Company contained herein or failure of the Company to perform its obligations hereunder or under law, all as described in Section 6(a), notwithstanding the absence of a judicial determination as to the propriety and enforceability of the obligations under this Section 7 and the possibility that such payment might later be held to be improper; provided, however, that, to the extent any such payment is ultimately held to be improper, the persons receiving such payments shall promptly refund them.

     8. Termination. The obligations of the several Underwriters under this Agreement may be terminated at any time on or prior to the Closing Date (or, with respect to the Option Shares, on or prior to the Option Closing Date), by notice to the Company from the Representatives, without liability on the part of any Underwriter to the Company if, prior to delivery and payment for the Firm Shares or Option Shares, as the case may be, in the sole judgment of the Representatives, (i) trading in any of the equity securities of the Company shall have been suspended or limited by the Commission or by The Nasdaq Stock Market, Inc., (ii) trading in securities generally on the New York Stock Exchange or the NNM shall have been suspended or limited or minimum or maximum prices shall have been generally established on such exchange, or additional material governmental restrictions, not in force on the date of this Agreement, shall have been imposed upon trading in securities generally by such exchange, by order of the Commission or any court or other governmental authority, or by the NNM, (iii) a general banking moratorium shall have been declared by either federal or New York State authorities or any material disruption of the securities settlement or clearance services in the United States shall have occurred, or (iv) any material adverse change in the financial or securities markets in the United States or in political, financial or economic conditions in the United States, any outbreak or material escalation of hostilities involving the United States, a declaration of a national emergency or war by the United States, or other calamity or crisis, either within or outside the United States, shall have occurred, the effect of which is such as to make it, in the sole judgment of the Representatives, impracticable or inadvisable to proceed with completion of the public offering or the delivery of and payment for the Shares.

     If this Agreement is terminated pursuant to Section 9 below, the Company shall be under no liability to any Underwriter except as provided in Sections 4(j), 6 and 7 hereof; but, if for any other reason the purchase of the Shares by the Underwriters is not consummated or if for any reason the Company shall be unable to perform its obligations hereunder, the Company will reimburse the Underwriters for all out-of-pocket expenses (including the fees, disbursements and other charges of counsel to the Underwriters) reasonably incurred by the Underwriters in connection with the offering of the Shares.

     9. Substitution of Underwriters. If any one or more of the Underwriters shall fail or refuse to purchase any of the Firm Shares that it or they have agreed to purchase hereunder, and the aggregate number of Firm Shares that such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of Firm Shares, the other Underwriters shall be obligated, severally, to purchase the Firm Shares that such defaulting Underwriter or Underwriters agreed but failed or refused to purchase, in the proportions which the number of Firm Shares that they have respectively agreed to purchase pursuant to Section 1 bears to the aggregate number of Firm Shares which all such non-defaulting Underwriters have so agreed to purchase, or in such other proportions as the Representatives may specify; provided that in no event shall the maximum number of Firm Shares that any Underwriter has become obligated to purchase pursuant to Section 1 be increased pursuant to this Section 9 by more than one-ninth of such number of Firm Shares without the prior written consent of such Underwriter. In any such case either the Representatives or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected. If any Underwriter or Underwriters shall fail or refuse to purchase any Firm Shares that it or they agreed to purchase hereunder and the aggregate number of Firm Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase exceeds one-tenth of the aggregate number of the Firm Shares and arrangements satisfactory to the Representatives and the Company for the purchase of such Firm Shares are not made within 48 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter and the Company for the purchase or sale of any Shares under this Agreement. Any action taken pursuant to this Section 9 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

     10. Miscellaneous. Notice given pursuant to any of the provisions of this Agreement shall be in writing and, unless otherwise specified, shall be mailed or delivered (a) if to the Company, at the office of the Company, 50 Enterprise Center, Middletown, RI 02842, Attention: Chief Executive Officer, with a copy to Adam Sonnenschein, Esq., Foley Hoag LLP, 155 Seaport Boulevard, Boston, Massachusetts 02210, or (b) if to the Underwriters, to the Representatives at the offices of Needham & Company, Inc., 445 Park Avenue, New York, New York 10022, Attention: Corporate Finance Department, with a copy to Brian P. Keane, Esq., Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., One Financial Center, Boston, Massachusetts 02111. Any such notice shall be effective only upon receipt. Any notice under Section 8 or 9 may be made by telecopier or telephone, but if so made shall be subsequently confirmed in writing.

     This Agreement has been and is made solely for the benefit of the several Underwriters, the Company, and the controlling persons, directors and officers referred to in Section 6, and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. The term “successors and assigns” as used in this Agreement shall not include a purchaser, as such purchaser, of Shares from any of the several Underwriters.

     Any action required or permitted to be made by the Representatives or the Underwriters under this Agreement may be taken by them jointly or by Needham & Company, Inc.

     This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State.

     This Agreement may be signed in two or more counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

     In case any provision in this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     The Company and the Underwriters each hereby waive any right they may have to a trial by jury in respect of any claim based upon or arising out of this Agreement or the transactions contemplated hereby.

     Please confirm that the foregoing correctly sets forth the agreement among the Company and the several Underwriters.

Very truly yours,

KVH INDUSTRIES, INC.

		By:	/s/ Martin A. Kits Van Heyningen

Title: President and Chief Executive Officer
Confirmed as of the date first above mentioned:

NEEDHAM & COMPANY, INC.
SG COWEN SECURITIES CORPORATION
RAYMOND JAMES & ASSOCIATES, INC.
C.E. UNTERBERG, TOWBIN
Acting on behalf of themselves and as the Representatives of the other several Underwriters named in Schedule I hereto.

By:	NEEDHAM & COMPANY, INC.

By:	/s/ Janice L. Triolo

Title: Managing Director

SCHEDULE I

UNDERWRITERS

Number of
Firm
Shares
Underwriters	to be Purchased

Needham & Company, Inc.	1,100,000
SG Cowen Securities Corporation	687,500
Raymond James & Associates, Inc.	687,500
C.E. Unterberg, Towbin	275,000

Total	2,750,000

SCHEDULE II

FORM OF LOCK-UP AGREEMENT

     The undersigned is a holder of securities of KVH Industries, Inc., a Delaware corporation (the “Company”), and wishes to facilitate the public offering of shares of the Common Stock (the “Common Stock”) of the Company (the “Offering”). The undersigned recognizes that such Offering will be of benefit to the undersigned.

     In consideration of the foregoing and in order to induce you to act as underwriters in connection with the Offering, the undersigned hereby agrees that he, she or it will not, without the prior written approval of Needham & Company, Inc., acting on its own behalf and/or on behalf of other representatives of the underwriters, directly or indirectly, sell, contract to sell, make any short sale, pledge, or otherwise dispose of, or enter into any hedging transaction that is likely to result in a transfer of, any shares of Common Stock, options to acquire shares of Common Stock or securities exchangeable for or convertible into shares of Common Stock of the Company that he, she or it may own, for a period commencing as of the date hereof and ending on the date that is ninety (90) days after the date of the final Prospectus Supplement relating to the Offering.

     Notwithstanding the foregoing (1) the preceding paragraph shall not apply to transactions relating to shares of Common Stock or other securities acquired in open market transactions after the date of the final Prospectus Supplement relating to the Offering, (2) the undersigned may transfer any shares of Common Stock or other securities (a) as a bona fide gift or gifts, provided that the donee or donees thereof agree in writing to be bound by the restrictions set forth herein to the same extent as the undersigned, (b) to any trust, family limited partnership or similar legal entity or arrangement for estate planning purposes, provided that the recipient agrees to be bound in writing by the restrictions set forth herein to the same extent as the undersigned, and provided further that any such transfer shall not involve a disposition for value, and (c) to the Company, whether in payment of the exercise price of any stock option or otherwise, and (3) the undersigned may exercise any option to purchase shares of Common Stock or other securities of the Company, but any shares or other securities so acquired shall be subject to the restrictions set forth in this agreement.

     The undersigned confirms that he, she or it understands that the underwriters and the Company will rely upon the representations set forth in this Agreement in proceeding with the Offering. The undersigned further confirms that the agreements of the undersigned are irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns. The undersigned agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent against the transfer of securities held by the undersigned except in compliance with this Agreement.

     This agreement will be void if the final Prospectus Supplement relating to the Offering shall not have been filed with the Securities and Exchange Commission on or before March 31, 2004.